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                                                                   EXHIBIT 23(a)


                        INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Ryder System, Inc.:

We consent to the use of our audit reports dated February 7, 1994, which reports are incorporated by reference or appear in the Annual Report on Form 10-K of Ryder System, Inc. for the year ended December 31, 1993, which Form 10-K is incorporated into this Registration Statement on Form S-8, for the Ryder System, Inc. Employee Savings Plan A, by reference. Our audit reports refer to a change in the method of accounting for income taxes and for postretirement benefits other than pensions in 1993.


                                                  KPMG Peat Marwick LLP

Miami, Florida
March 8, 1995